Kesselman & Kesselman Certified Public Accountants Trade Tower, 25 Hamered Street Tel Aviv 68125 Israel P.O Box 452 Tel Aviv 61003 Telephone +972-3-7954555 Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 25, 2009 relating to the financial statements, which appears in Oramed Pharmaceuticals, Inc.’s Annual Report on Form 10K for the year ended August 31, 2009.

Kesselman & Kesselman,

Tel Aviv, Israel
December 21, 2009